UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 14, 2022

(Date of earliest event reported)

PEOPLES FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its charter)

001-36388

(Commission File Number)

PA	23-2391852
(State or other jurisdiction of incorporation)	(IRS Employer of Identification No.)

150 North Washington Avenue, Scranton, Pennsylvania	18503-1848
(Address of principal executive offices)	(Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $2.00 par value	PFIS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2022 annual meeting of shareholders of Peoples Financial Services Corp. (the “Company”) was held on May 14, 2022. At the annual meeting, the shareholders of the Company voted to elect three directors to the Company’s board of directors, each to serve until the 2025 annual meeting of shareholders and until his successor has been selected and qualified; to approve, on an advisory basis, the compensation of the Company’s named executive officers; and to ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

The names of each director elected at the annual meeting, as well as the number of votes cast for and against, as well as the number of abstentions and broker non-votes as to each director nominee, are as follows:

Name	For	Against	Abstain	Broker Non-Votes
William E. Aubrey II	3,505,845	484,289	4,162	1,159,535
Craig W. Best	3,889,878	100,375	4,043	1,159,535
Joseph T. Wright, Jr.	3,454,253	515,540	24,503	1,159,535

As to the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, are as follows:

For	Against	Abstain	Broker Non-Votes
3,690,230	202,652	101,414	1,159,535

As to the ratification of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, are as follows:

For	Against	Abstain	Broker Non-Votes
5,058,916	85,423	9,492	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

	By:	/s/ Craig W. Best
Craig W. Best
Chief Executive Officer (Principal Executive Officer)

Date: May 17, 2022